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For Immediate Release

Dresser-Rand Announces Retirement Plans of CFO Mark Baldwin

Houston, TX, March 5, 2013 – Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC) announced today that Mark E. Baldwin, Executive Vice President and Chief Financial Officer, has elected to retire on or before April 30, 2013. The Company expects to announce Mr. Baldwin’s successor in the near-term. In any event, Mr. Baldwin has agreed to devote as much time as necessary to ensure a seamless transition.

Vincent R. Volpe Jr., Dresser-Rand’s President and CEO, said, “In 2007 when Mark joined Dresser-Rand he indicated his desire to work for approximately five years prior to retiring. Well, that time has come and we will miss his strong leadership and counsel. Mark has been a key part of the Company's tremendous growth and success, and has built a strong finance team and a disciplined culture that will serve the Company well in the years ahead. We wish Mark a long, enjoyable, and healthy retirement. For me personally it has been a pleasure to work with him.”

Mark Baldwin said, “Leading Dresser-Rand’s financial team and serving as a member of the Executive Staff during the past five and one-half years of tremendous growth in our company has been an honor for me. I have enjoyed working with outstanding people across our Company. At this time, I want to spend more time with my family and pursue my many interests. Dresser-Rand is an excellent company with a strong financial and leadership team. I believe the Company is extremely well positioned for continued growth and profitability."

Mark Baldwin has held the position with Dresser-Rand since August 24, 2007. Prior to joining Dresser-Rand, his career experience included three years as the Executive Vice President, CFO, and Treasurer with Veritas DGC Inc., a public energy service company which was acquired by the French geophysical firm Compagnie Generale de Geophysique. Other previous experience included two years as Executive Vice President and Chief Financial Officer for NextiraOne, a voice and data products distribution company, and four years as Chairman of the Board and Chief Executive Officer for Pentacon Inc. Mark led Pentacon through an IPO in 1998 and the formation of the Board of Directors and senior leadership team. He also spent 17 years with Keystone International Inc. in a variety of finance and operations positions, including Treasurer, CFO, and President of the Industrial Valves and Controls Group.

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About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Spain, Germany, Norway, and India, and maintains a network of 49 service and support centers (including 6 engineering and R&D centers) covering more than 150 countries.

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This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words “anticipates”, “believes”, “expects”, “intends”, “appears”, “outlook," and similar expressions identify such forward-looking statements. Although the company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks, and uncertainties include, among others, the following: economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; its ability to comply with local content requirements; delivery delays by certain third party suppliers of large equipment; its ability to implement potential tax strategies; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; a failure or breach of our information system security; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; its pension expenses and funding requirements; difficulty in implementing an information management system; and the Company’s brand name may be confused with others. These and other risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

Investor Contact: Blaise Derrico, Vice-President Investor Relations (713) 973-5497

DRC-FIN

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